SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_______________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):  November 16, 2009

FLEX FUELS ENERGY, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-52601	20-5242826
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3rd Floor, 14 South Molton Street London, UK	W1K 5QP
(Address of principal executive offices)	(Zip Code)

+44 (0) 8445 861910
(Registrant’s telephone number, including area code)

(Former name if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.02                        NON-RELIANCE ON PREVIOUSLY ISSUED FINANCIAL STATEMENTS OR A RELATED AUDIT REPORT OR COMPLETED INTERIM REVIEW

On November 16, 2009, in the course of completing our Quarterly Report on Form 10-Q for the quarter ended September 30, 2009, we determined that we are required to address the effects of an error in certain accounting treatment applied in the preparation of our September 30, 2008 financial statements filed by prior management.

The subject of the error was first detected and corrected by us when preparing our Annual Report on Form 10-K for the year ended December 31, 2008.

In conjunction with discussions with out independent accountants and in connection with their review of our Quarterly Report on Form 10-Q fir the quarter ended September 30, 2009, our Board of Directors (the "Board") concluded that our financial statements for the quarter ended September 30, 2008 contained an error related to the manner in which we accounted for currency translation adjustments.  Based upon the November 16, 2009 advice of our independent accountants and our concurrence therewith, the Board has determined that currency translation adjustments in our September 30, 2008 financial statements should have been included as part of Other Comprehensive Income (Loss) rather than charged to Expense and included in Net Loss.  Accordingly, our September 30, 2008 financial statements should no longer be relied upon.

In connection with the foregoing, we have restated our financial statements for the three and nine month periods ended September 30, 2008 to correct the accounting for currency translation adjustments in the amount of $1,494,710.  During those periods, this amount had been charged to Expense and included in Net Loss. We have now determined that this amount should have been included as part of Other Comprehensive Income (Loss). The currency translation adjustment results from the translation of transactions of a long-term investment nature between us and our wholly owned subsidiary, Flex Fuels Energy Limited, for which settlement was not planned or anticipated. Pursuant to ASC 830, "Foreign Currency Matters", the currency translation adjustment related to such transactions are to be included in Comprehensive Income in our consolidation and the translation adjustments are deferred as a separate component of stockholders’ equity, captioned as accumulated other comprehensive income (loss) – foreign currency translation adjustment.

We will restate our September 30, 2008 financial statements in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2009 to be filed with the SEC on or before November 23, 2009.

The September 30, 2008 financial statements are the only financial statements of ours in which the incorrect accounting treatment of the currency translation adjustment was applied.

The effects of the restatement on the financial statements for the three and nine month periods ended September 30, 2008 are shown in the following table. The prior year operations to which the currency translation adjustment applied have been reclassified as discontinued operations in our September 30, 2009 financial statements. The effects of the restatement are applied to the discontinued operations.

Nine months ended September 30, 2008:
	As reported	Adjustment	Restated

Loss on discontinued operations	(3,278,361)	1,494,710	(1,783,651)
Net loss	(4,475,895)	1,494,710	(2,981,185)
Total other comprehensive loss	111,000	(1,494,710)	(1,383,710)

Three months ended September 30, 2008:
	As reported	Adjustment	Restated

Loss on discontinued operations	(1,865,055)	1,494,710	(370,345)
Net loss	(2,775,283)	1,494,710	(1,280,573)
Total other comprehensive loss	77,000	(1,494,710)	(1,417,710)

Balance Sheet at September 30, 2008:
	As reported	Adjustment	Restated

Accumulated other comprehensive
income (loss) – foreign currency translation adjustment	155,000	(1,494,710)	(1,339,710)
Deficit accumulated during the
development stage	(29,768,000)	1,494,710	(28,273,290)

There was no effect on net cash used in operating activities, net change in cash or the cash balance at September 30, 2008.

The Board discussed this matter with our independent registered public accounting firm, RBSM, LLP, who agreed that the financial statements for the nine months and ended September 30, 2008 should no longer be relied upon and should be restated.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLEX FUELS ENERGY, INC.

Dated: November 18, 2009	By:	/s/ Robert Galvin
Name: Robert Galvin
Treasurer, Secretary and Chief Financial Officer